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                          CERTIFICATE OF INCORPORATION

                                       OF

                          LOEB PROPERTY SERVICES, INC.

               THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Section 102 of the Delaware General Corporation Law, does hereby certify the following:

               FIRST: The name of the corporation is: Loeb Property Services, Inc.

               SECOND: The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name of the registered agent at such address is Corporation Service Company.

               THIRD: The purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is ONE HUNDRED (100); each of such shares shall be with a par value of $.01 per share.

               FIFTH: The name and mailing address of the incorporator is:
Sandra Park, c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166.

               SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.




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               SEVENTH: No director will have any personal liability to the
Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, as amended, or
(iv) for any transaction from which the director obtained an improper personal benefit.

               EIGHTH: Pursuant to Section 211(e) of the Delaware General Corporation Law, directors shall not be required to be elected by written ballot.

               IN WITNESS WHEREOF, the incorporator named above has executed this Certificate of Incorporation this 14th day of April, 1998.

                                                    /s/ Sandra Park
                                                    --------------------------
                                                        Sandra Park
                                                        Incorporator


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                                  Amendment to
                          Certificate of Incorporation

                                       of
                          Loeb Property Services, Inc.

        The undersigned, the sole incorporator of Loeb Property Services, Inc., pursuant to Section 241 of the Delaware General Corporation Law ("Section 241"), hereby amends the Certificate of Incorporation (the "Certificate") as provided herein.

        Article "FOURTH" is deleted in its entirety and replaced by the following:

        "FOURTH: The Corporation shall have authority to issue 1000 shares of Class A Voting Common Stock (no par value) and 1000 shares of Class B Non-Voting Common Stock (no par value), with the following relative rights and limitations:

        1.  Class A Voting Common Stock.

               Voting Rights. The holders of Class A Voting Common Stock ("Class A Stock") shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of Directors and for all other purposes without limitation except as otherwise expressly provided in these Articles of Incorporation, the by-laws of the Corporation or by the General Corporation Law of Delaware. The holders of Class A Stock shall have one (1) vote for each share of Class A Stock held by them.

        2.     Class B Non-Voting Common Stock.

        Voting Rights. The holders of Class B Non-Voting Common Stock ("Class B Stock") shall not be entitled to vote on any matters except as provided in these Articles of Incorporation or the by-laws of the Corporation and to the extent required by the General Corporation Law of Delaware. In such matters in which they are entitled to vote, the holders of



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Class B Stock shall have one (1) vote for each share ofClass B Stock held by them.

        3. Distribution of Assets and Dividends. In the case of cash dividends and the distribution of any property (other than shares of the Corporation's stock), the Class A Stock and the Class B Stock shall be entitled to equal, ratable rights and benefits.

        4. Preemptive Rights. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares."

        I hereby certify that the corporation has not received any payment for any of its stock and that this amendment has been duly adopted in accordance with the provisions of Section 241.


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        IN WITNESS WHEREOF, the undersigned sole incorporator of the corporation, has executed this amendment to the Certificate as of the 4th day of May, 1998.

                                            -----------------------------------
                                            Sandra Park
                                            Incorporator


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